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                                                                    Exhibit 16.1

September 28, 2000

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in "Changes in Accountants" in Amendment No. 2 to Registration Statement No. 333-41826 on Form SB-2 of AquaCell Technologies, Inc. to be filed on or about September 28, 2000.

Yours truly,

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Costa Mesa, California